                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated March 31, 1998 included in American Mobile Satellite Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


/s/  Arthur Andersen LLP

Washington, D.C.
May 14, 1998